RAIT Financial Trust Sets Second Quarter Financial Results Release Date and Provides Guidance for Quarter Ended June 30, 2007

Philadelphia, PA – July 19, 2007 – RAIT Financial Trust (NYSE: RAS) today announced that it expects to release its second quarter 2007 results after market hours on Thursday, August 2, 2007 and invites investors and other interested parties to listen to its quarterly results conference call to be broadcast live over the Internet on Friday, August 3, 2007 at 9:00 a.m. Eastern time.

All interested parties can access the live webcast from the home page of the RAIT Financial Trust website at www.raitft.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s website and telephonically until Friday, August 10, 2007 by dialing 888-286-8010, access code 66910974.

•	RAIT expects adjusted earnings per share – diluted to range between $0.84 to $0.90 for the quarter ended June 30, 2007. RAIT expects estimated GAAP earnings per share – diluted to range between $0.43 to $0.46 for the quarter ended June 30, 2007. See Schedule I for a reconciliation of estimated GAAP earnings per share – diluted to estimated adjusted earnings per share – diluted for the quarter ended June 30, 2007.

•	All obligors under our trust preferred securities (“TruPS”) and subordinated debentures are current as of June 30, 2007.

•	RAIT expects no material change in book value per share based on its quarterly estimate of fair value of its portfolio for the quarter ended June 30, 2007.

About RAIT Financial Trust
RAIT Financial Trust (“RAIT”), a real estate investment trust (“REIT”), provides a comprehensive set of debt financing options to the real estate industry including bridge and mezzanine loans, preferred equity investments, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies and their intermediaries throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations at 215-861-7900.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 and its current report on Form 8-K filed January 10, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for CDO and other securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9023
aviroslav@raitft.com

Schedule I
RAIT Financial Trust
Reconciliation of Estimated GAAP Earnings Per Share — Diluted to Estimated Adjusted Earnings Per
Share — Diluted (1)
(unaudited)

	For the three	For the three
	months ended	months ended
	June 30, 2007	June 30, 2007
	Low	High
Estimated GAAP earnings per share — diluted	$0.43	$0.46
Add (deduct):
Depreciation on real estate investments	0.01	0.02
Amortization of intangible assets	0.23	0.23
Non-recurring items	0.05	0.05
Other	0.12	0.14

Estimated adjusted earnings per share – diluted	$0.84	$0.90

(1) During the first quarter of 2007, we began evaluating our performance based on several measures, including adjusted earnings. Management views adjusted earnings as useful and appropriate supplements to net income and earnings per share. The measure serves as an additional measure of our operating performance because it facilitates evaluation of RAIT without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.